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                                                                      Exhibit 11
AKSYS, LTD. AND SUBSIDIARY
(a development stage enterprise)

Statement Regarding Computation of Net Loss Per Share


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                                              Three months ended March 31,
                                              ----------------------------
                                                  1997            1996
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
Net loss                                      $(3,471,494)    $ (1,867,323)
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Weighted average shares used
 to compute net loss per share:
  Weighted average common
   shares outstanding*                         13,745,998       10,109,593
  Additional shares pursuant
   to SAB83 computation                               -            213,244
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                                               13,745,998       10,322,837
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Net loss per share                               $  (0.25)        $  (0.18)
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 *Includes conversion of preferred shares.